Exhibit 4.10

Execution Version

THIRTY-SEVENTH SUPPLEMENTAL INDENTURE

THIRTY-SEVENTH SUPPLEMENTAL INDENTURE (this “Thirty-Seventh Supplemental Indenture”), dated as of December 31, 2025, among T-Mobile USA, Inc. (the “Issuer”), TMPR License LLC (the “New Guarantor”), the existing guarantors signatory hereto (the “Existing Guarantors”) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) under the Indenture referred to below.

WITNESSETH:

WHEREAS, the Issuer is party to the Indenture, dated as of September 15, 2022 (the “Base Indenture”) among the Issuer, T-Mobile US, Inc., a Delaware corporation, as a guarantor, and the Trustee, as amended and supplemented with respect to the Issuer’s (a) 5.200% Senior Notes due 2033 by the First Supplemental Indenture dated as of September 15, 2022, (b) 5.650% Senior Notes due 2053 by the Second Supplemental Indenture dated as of September 15, 2022 and the Sixth Supplemental Indenture dated as of February 9, 2023, (c) 5.800% Senior Notes due 2062 by the Third Supplemental Indenture dated as of September 15, 2022, (d) 4.950% Senior Notes due 2028 by the Fourth Supplemental Indenture dated as of February 9, 2023, (e) 5.050% Senior Notes due 2033 by the Fifth Supplemental Indenture dated as of February 9, 2023 and the Eighth Supplemental Indenture dated as of May 11, 2023, (f) 4.800% Senior Notes due 2028 by the Seventh Supplemental Indenture dated as of May 11, 2023, (g) 5.750% Senior Notes due 2054 by the Ninth Supplemental Indenture dated as of May 11, 2023, (h) 5.750% Senior Notes due 2034 by the Tenth Supplemental Indenture dated as of September 14, 2023, (i) 6.000% Senior Notes due 2054 by the Eleventh Supplemental Indenture dated as of September 14, 2023, (j) 4.850% Senior Notes due 2029 by the Twelfth Supplemental Indenture dated as of January 12, 2024, (k) 5.150% Senior Notes due 2034 by the Thirteenth Supplemental Indenture dated as of January 12, 2024, (l) 5.500% Senior Notes due 2055 by the Fourteenth Supplemental Indenture dated as of January 12, 2024, (m) 3.550% Senior Notes due 2029 by the Fifteenth Supplemental Indenture dated as of May 8, 2024, (n) 3.700% Senior Notes due 2032 by the Sixteenth Supplemental Indenture dated as of May 8, 2024, (o) 3.850% Senior Notes due 2036 by the Seventeenth Supplemental Indenture dated as of May 8, 2024, (p) 4.200% Senior Notes due 2029 by the Nineteenth Supplemental Indenture dated as of September 26, 2024, (q) 4.700% Senior Notes due 2035 by the Twentieth Supplemental Indenture dated as of September 26, 2024, (r) 5.250% Senior Notes due 2055 by the Twenty-First Supplemental Indenture dated as of September 26, 2024, (s) 3.150% Senior Notes due 2032 by the Twenty-Second Supplemental Indenture dated as of February 11, 2025, (t) 3.500% Senior Notes due 2037 by the Twenty-Third Supplemental Indenture dated as of February 11, 2025, (u) 3.800% Senior Notes due 2045 by the Twenty-Fourth Supplemental Indenture dated as of February 11, 2025, (v) 5.125% Senior Notes due 2032 by the Twenty-Sixth Supplemental Indenture dated as of March 27, 2025, (w) 5.300% Senior Notes due 2035 by the Twenty-Seventh Supplemental Indenture dated as of March 27, 2025, (x) 5.875% Senior Notes due 2055 by the Twenty-Eighth Supplemental Indenture dated as of March 27, 2025, (y) 6.700% Senior Notes due 2033 by the Twenty-Ninth Supplemental Indenture dated as of August 5, 2025, (z) 6.250% Senior Notes due 2069 by the Thirtieth Supplemental Indenture dated as of August 5, 2025, (aa) 5.500% Senior Notes due March 2070 by the Thirty-First Supplemental Indenture dated as of August 5, 2025, (bb) 5.500% Senior Notes due June 2070 by the Thirty-Second Supplemental Indenture dated as of August 5, 2025, (cc) 4.625% Senior Notes due 2033 by the Thirty-Fourth Supplemental Indenture dated as of October 9, 2025, (dd) 4.950% Senior Notes due 2035 by the Thirty-Fifth Supplemental Indenture dated as of October 9, 2025 and (ee) 5.700% Senior Notes due 2056 by the Thirty-Sixth Supplemental Indenture dated as of October 9, 2025, and as amended and supplemented by the Eighteenth Supplemental Indenture dated as of May 21, 2024, the Twenty-Fifth Supplemental Indenture dated as of March 10, 2025 and the Thirty-Third Supplemental Indenture dated as of August 11, 2025 (the Base Indenture as so amended and supplemented, the “Indenture”);

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Issuer, the Existing Guarantors and the New Guarantor are authorized to execute and deliver this Thirty-Seventh Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the New Guarantor, the Existing Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the applicable Notes as follows:

1. Defined Terms. As used in this Thirty-Seventh Supplemental Indenture, capitalized terms used but not defined herein shall have the meaning set forth in the Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Thirty-Seventh Supplemental Indenture refer to this Thirty-Seventh Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Guarantee. The New Guarantor hereby agrees to unconditionally guarantee, and the Existing Guarantors hereby affirm their joint and several unconditional guarantee of, the Issuer’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture including but not limited to ARTICLE X and the release provisions thereof, the provisions of which, notwithstanding anything the contrary therein, shall apply mutatis mutandis to the New Guarantor’s guarantees of the Issuer’s obligations under the Notes and the Indenture.

3. Notices. All notices or other communications to the Issuer and the New Guarantor shall be given as provided in Section 12.02 of the Indenture.

4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly contemplated hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

5. Governing Law. THIS THIRTY-SEVENTH SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

6. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Thirty-Seventh Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantor and the Issuer.

7. Counterpart Originals. This Thirty-Seventh Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement. The exchange of copies of this Thirty-Seventh Supplemental Indenture and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Thirty-Seventh Supplemental Indenture as to the parties hereto and may be used in lieu of the original Thirty-Seventh Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes. The parties may sign any number of copies of this Thirty-Seventh Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

8. Headings, etc. The headings of the Articles and Sections of this Thirty-Seventh Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Thirty-Seventh Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Thirty-Seventh Supplemental Indenture to be duly executed, all as of the date first above written.

T-MOBILE US, INC.
T-MOBILE USA, INC.
TMPR LICENSE LLC and on behalf of the other Guarantors listed in Annex I

By:	/s/ Johannes Thorsteinsson
Name: Johannes Thorsteinsson
Title: As set forth in Annex I below

[Thirty-Seventh Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Carol Ng
Name: Carol Ng
Title: Vice President

By:	/s/ Sebastian Hidalgo
Name: Sebastian Hidalgo
Title: Assistant Vice President

[Thirty-Seventh Supplemental Indenture]

ANNEX I

Name of Issuer or Guarantor	Signatory Title

APC REALTY AND EQUIPMENT COMPANY, LLC

ASSURANCE WIRELESS USA, L.P.

ATI SUB, LLC

BLIS USA, INC.

BREEZE ACQUISITION SUB LLC

CLEARWIRE COMMUNICATIONS LLC

CLEARWIRE LEGACY LLC

CLEARWIRE SPECTRUM HOLDINGS II LLC

CLEARWIRE SPECTRUM HOLDINGS III LLC

CLEARWIRE SPECTRUM HOLDINGS LLC

FIXED WIRELESS HOLDINGS, LLC

LAB465, LLC

METROPCS CALIFORNIA, LLC

METROPCS FLORIDA, LLC

METROPCS GEORGIA, LLC

METROPCS MASSACHUSETTS, LLC

METROPCS MICHIGAN, LLC

METROPCS NEVADA, LLC

METROPCS NEW YORK, LLC

METROPCS PENNSYLVANIA, LLC

METROPCS TEXAS, LLC

MINT MOBILE, LLC

NEXTEL SYSTEMS, LLC

NEXTEL WEST CORP.

NSAC, LLC

PLAY OCTOPUS LLC

PUSHSPRING, LLC

SPRINT CAPITAL CORPORATION

SPRINT COMMUNICATIONS LLC

SPRINT LLC

SPRINT SOLUTIONS LLC

SPRINT SPECTRUM REALTY COMPANY, LLC

T-MOBILE CENTRAL LLC

T-MOBILE INNOVATIONS LLC

T-MOBILE LICENSE LLC

T-MOBILE MW LLC

T-MOBILE NORTHEAST LLC

T-MOBILE PUERTO RICO HOLDINGS LLC

T-MOBILE PUERTO RICO LLC

T-MOBILE RESOURCES LLC

T-MOBILE SOUTH LLC

T-MOBILE US, INC.

T-MOBILE USA, INC.

T-MOBILE WEST LLC

TDI ACQUISITION SUB, LLC

TMPR LICENSE LLC

TMUS INTERNATIONAL CORP.

USCC SERVICES, LLC

Senior Vice President, Treasury & Treasurer

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Name of Issuer or Guarantor	Signatory Title
UVNV, LLC VISTAR MEDIA GLOBAL PARTNERS, LLC VISTAR MEDIA, INC. VMU GP, LLC WBSY LICENSING, LLC	Senior Vice President, Treasury & Treasurer

SPRINTCOM LLC SPRINT SPECTRUM LLC T-MOBILE FINANCIAL LLC T-MOBILE LEASING LLC	Assistant Treasurer

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